UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 6, 2004

                             MCCARTHY GRENACHE, INC,
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                Nevada 88-0412635
          (State of organization) (I.R.S. Employer Identification No.)

                 1516 E Tropicana Ave Suite 195, Las Vegas 89119
                 -----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (702) 597-2786
                                                           --------------

Item 5. Other Events and Regulation FD Disclosure

On August 6, 2004, the Company terminated the Purchase and Sale agreement and Escrow Instructions dates April 27, 2004 between The Comapny and Meta Housing Corporation, pursuant to the Company's right under Section 2 of the First Amendment to said agreement.

Furthermore, the Company has instructed the Escrow Holder to return the Initial Deposit.

Item 7. Exhibit

We are filing the exhibits listed below with this Report:

10.1     Purchase and Sale Agreement and Escrow Instructions (Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy Grenache
By: /s/ Guy Ravid
-----------------------------
Guy Ravid,
Director

Dated: August 13, 2004